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Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of CoBiz Inc. on Form S-8 of our report dated March 15, 2002 appearing in the Annual Report on Form 10-K of CoBiz Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP

August 9, 2002
Denver, Colorado

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  Exhibit 23(a)